EXHIBIT 10.00

SUBSCRIPTION AND INVESTOR RIGHTS AGREEMENT

AMONG

CAREVIEW COMMUNICATIONS, L.L.C.

AND

T2

DATED FEBRUARY 28, 2005

TABLE OF CONTENTS

ARTICLE I GLOSSARY AND INTERESTS	1
1.1 Glossary	1
1.2 Purchase and Sale of Interests	1

ARTICLE II REPRESENTATION AND WARRANTIES	2
2.1 Representations and Warranties of the Company	2
2.2 Representations and Warranties of T2	6

ARTICLE III RIGHTS OF T2	6
3.1 Come-Along Right	6
3.2 Information Rights	7
3.3 Registration Rights	8
3.4 Rights of Transferees	8

ARTICLE IV THOMPSON SERVICES	8
4.1 Chairman of the Board	8
4.2 Article IV Payments	9
4.3 Termination of Service Period	9
4.4 Article IV Conditions Subsequent	10
4.5 Termination of Engagement Letter	11

ARTICLE V DISPUTE RESOLUTION	11
5.1 Disputes	11
5.2 Resolution of Purported Breaches by the Parties	11
5.3 Payment Cures	12
5.4 Governing Law	12

ARTICLE VI MISCELLANEOUS	12
6.1 Notices	12
6.2 Further Assurances	13
6.3 Severability	13
6.4 Specific Performance	13
6.5 Governing Law	13
6.6 Amendments	13
6.7 Counterparts	13
6.8 Noncompetition	14
6.9. Noncircumvention	14

EXHIBIT 1 : DEFINITIONS	1
EXHIBIT 1.2 : OPERATING AGREEMENT OF CAREVIEW	1

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EXHIBIT 2.1B : CAREVIEW CAPITALIZATION	1
EXHIBIT 2.1C : CAREVIEW OWNERS AND DEBTHOLDERS	1
EXHIBIT 2.1H : CAREVIEW FINANCIAL STATEMENTS	1
EXHIBIT 2.1J : CAREVIEW PATENTS, TRADEMARKS, ETC.	1
EXHIBIT 2.1K : CAREVIEW CONTRACTS	1
EXHIBIT 3.3 : REGISTRATION RIGHTS	1
EXHIBIT 5.1 : ARBITRATION	1

ii

SUBSCRIPTION AND INVESTOR RIGHTS AGREEMENT

THIS SUBSCRIPTION AND INVESTOR RIGHTS AGREEMENT (Agreement), dated as of February 28, 2005, is entered into by and among CareView Communications, LLC, a Texas limited liability company (the “Company”); T2 ; and all of the current owners of the Company (the Principals). Each of the Company, T2 and the Principals are referred to herein as a Party and collectively as the Parties.

In consideration of the mutual covenants contained herein, and for other valuable consideration, receipt of which is hereby acknowledged, the Parties hereto agree as follows:

ARTICLE I

GLOSSARY AND INTERESTS

1.1 Glossary. Exhibit 1.1, “Glossary”, hereto, the terms of which are incorporated herein by reference, shall constitute the glossary of this Agreement, (Glossary), and any and all such terms when used in this Agreement and/or any of its exhibits (which are incorporated herein by reference thereto) shall be used in accordance with the definitions ascribed to such terms in the Glossary. In addition to definitions, the terms defined in the Glossary may contain material and substantive language, provisions and/or terms of and/or to this Agreement, and are to be read as any other term, paragraph, sentence, section, subsection, provision, etc. of this Agreement. The headings of the Articles and Sections of this Agreement are for convenience only and shall not be considered in construing or interpreting any of the terms or provisions hereof. Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine, or neuter forms, and the singular form of nouns, pronouns, and verbs shall include the plural and vice versa. The use of the word “including” in this Agreement shall be by way of example rather than by limitation. Wherever required by the context, references to a fiscal year shall refer to a portion thereof. The use of the words “or,” “either,” and “any” shall not be exclusive. The Parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Wherever a conflict exists between this Agreement and any other agreement, this Agreement shall control but solely to the extent of such conflict.

1.2 Purchase and Sale of Interests. T2 hereby agrees to purchase from the Company and the Company hereby agrees to sell to T2, as founders stock/equity in the Company, a 17% ownership interest in the Company (the T2 Interest). The purchase price (Purchase Price) for the T2 Interest shall be One Thousand Dollars ($1,000), which the Parties stipulate and agree to be (i) the fair market value of the T2 Interest on the date of this Agreement and (ii) founders’ stock/equity of the Company. The Company also agrees to issue to T2 for no additional consideration the Adjusted Gross Income Interest. A copy of the Company’s Operating Agreement (herein the CareView Agreement) in effect on the date hereof showing the issuance of the T2 Interest and the Adjusted Gross Income Interest is attached hereto as Exhibit 1.2, “Operating Agreement of CareView”, and T2 will execute the Operating Agreement as a member. The Company and the Principals acknowledge and agree that the T2 Interest and the

Adjusted Gross Income Interest are freely transferable by T2 subject to the Company’s approval which may not be unreasonably withheld. Given such transfer the Company shall require any such transferee of T2 to become a Substitute Member pursuant to the Operating Agreement. Prior to the consummation of an Initial Public Offering and/or a T2 Approved Recapitalization, the T2 Interest will not be diluted (i.e., it will represent and continue to represent a 17% ownership interest in the Company) and after an Initial Public Offering any dilution must be pro rata with the other owners of the Company. At no time will the Adjusted Gross Income Interest be diluted. After the Initial Public Offering (subject to relevant Securities Laws) all restrictions on transfer of T2 Interests and/or Adjusted Gross Income Interest shall be removed. No security, whether now existing or hereafter issued will have any priority or preference of any kind or nature over the T2 Interest or the Adjusted Gross Income Interest.

In the event Thompson fails to complete the Service Period up to May 31, 2006, by virtue of death or Disability, then T2 hereby agrees to sell its T2 Interests to the Company for Fifty Thousand Dollars ($50,000). T2’s consideration for the receipt of the T2 Interest is the Purchase Price as well as other good and valuable consideration, the receipt of which is hereby acknowledged by the Company. T2’s consideration for the receipt of the Adjusted Gross Income Interest (via its owners) current input into marketing opportunities of the Company, as well as other good and valuable consideration, the receipt of which is hereby acknowledged by the Company. Although, Thompson is an owner of T2 and shall be the Chairman of the Board of the Company, such potential conflict, is fully disclosed and acknowledged and accepted by the Company, the Principals and T2. The performance or breach of the Article IV, “Thompson Services”, by Thompson shall have no impact whatsoever on the Non-Article IV Terms hereof but a material breach of this Agreement by the Company which is not cured as provided for herein shall constitute independent grounds for Thompson’s and/or T2’s (but shall not constitute independent grounds for the Company’s) termination of the Service Period as set forth in Section 4.1, “Chairman of the Board”.

It is understood by the Parties that T2 has entered into this Agreement, simultaneously with the July 05, 2005 Engagement Letter (“Engagement Letter”) between Company and Akin Gump Strauss Hauer & Feld, L.L.P. (“AG”) as referenced in Exhibit 2.1K, “CareView Contracts”; and neither this Agreement nor the Engagement Letter shall supercede the other, but Thompson’s failure to complete the Service Period by virtue of death or Disability or Thompson’s and/or T2’s termination of the Service Period as referenced above is grounds for the Company’s termination of the Engagement Letter. But for Tommy Thompson having entered into this Agreement, Company would not have executed the Engagement Letter.

ARTICLE II

REPRESENTATION AND WARRANTIES

2.1 Representations and Warranties of the Company. The Company hereby represents and warrants to T2 as follows (each of which shall survive without contractual limitations the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby):

A. Organization and Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas and has full power and authority to conduct its business as presently conducted and as proposed to be conducted by it and to enter into and perform this Agreement and to carry out the transactions contemplated by this Agreement. The Company has furnished to T2 true and complete copies of all of its charter and/or formation documents and/or agreements, each as amended to date and presently in effect.

B. Capitalization. The capitalization of the Company is as set forth on Exhibit 2.1B, “CareView Capitalization”. All of the issued and outstanding securities of the Company have been duly authorized and validly issued and are fully paid and nonassessable. Except as otherwise provided in this Agreement or as set forth on the Exhibits hereto, (i) no subscription, warrant, option, convertible security or other right (contingent or otherwise) to purchase or acquire any ownership of the Company is authorized or outstanding, (ii) except as specifically and expressly provided in the Operating Agreement, there is not any commitment of the Company to issue any subscription, warrant, option, convertible security or other such right or to issue or distribute to holders of any ownership interests any evidences of indebtedness or assets of the Company and (iii) the Company has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any ownership interests or any other interest therein or to pay any dividend or distribution (except as specifically and expressly provided in the Operating Agreement). All of the issued and outstanding Ownership Interests have been offered, issued and sold by the Company in compliance with applicable Federal and state securities laws.

C. Debtholders and Owners List. Listed on Exhibit 2.1C, “CareView Owners and Debtholders”, is a true and complete list of the debtholders and owners of the Company, showing the amount of debt and the ownership interest in the Company held by each debtholder and owner as of the date of this Agreement and the consideration paid to the Company, if any, for such instruments and interests.

D. Issuance of Ownership Interests. The issuance, sale, and delivery of the T2 Interest and the Adjusted Gross Income Interest in accordance with this Agreement has been duly authorized by all necessary action on the part of the Company, and the T2 Interest and the Adjusted Gross Income Interest when so issued, sold and delivered against payment therefor in accordance with the provisions of this Agreement, will be duly and validly issued, fully paid and non-assessable.

E. Authority for Agreement. The execution, delivery and performance by the Company and the Principals of this Agreement and all other agreements required to be entered into pursuant to this Agreement have been duly authorized by all necessary action, and duly executed and delivered by the Company and the Principals. This Agreement and such other agreements constitute valid and binding obligations of the Company enforceable in accordance with their respective terms. The execution of and performance of the transactions contemplated by this Agreement and such other agreements to be executed and delivered by the Company hereunder and compliance with their provisions by the Company will not violate any provision of law and will not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under, its charter documents and agreements or any indenture, lease, agreement or other instrument to which the

Company are a Party or by which they or any of their properties are bound, or any decree, judgment, order, statute, rule or regulation applicable to the Company.

F. Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any governmental authority is required on the part of the Company in connection with the execution and delivery of this Agreement, the offer, issue, sale and delivery of the T2 Interest and/or the Adjusted Gross Income Interest, or the other transactions contemplated by this Agreement.

G. Litigation. There is no action, suit, proceeding or investigation pending, or, to the best of the Company’s knowledge, any basis therefor or threat thereof, against the Company which questions the validity of this Agreement or the right of the Company to enter into it, or which might result, either individually or in the aggregate, in any material adverse change in the assets, condition (financial or otherwise), business or prospects of the Company, nor is there any litigation pending, or, to the best of the Company’s knowledge, any basis therefor or threat thereof, against the Company by reason of the past employment relationships, the proposed activities of the Company or negotiations by the Company with possible investors in the Company.

H. Financial Statements; Absence of Liabilities. Financial Statements of the Company as of December 31, 2004, are being prepared. When they are completed they shall become attached hereto as Exhibit 2.1H, “CareView 2004 Financial Statements”, and shall be warranted by the Company as a complete and correct copy of the balance sheet (the “Balance Sheet”) of the Company as of December 31, 2004 and (the “Balance Sheet Date”), and the related statements of operations and of changes in financial position for the 12 months ended on December 31, 2004 (collectively, the “Financial Statements”). Moreover, the Company warrants to T2 that as of February 28, 2005: i) there is no positive income or cash flow, and ii) that the Company is still in its start-up or founding stage. The Financial Statements shall be complete and correct, shall be in accordance with the books and records of the Company and shall present fairly the financial condition and results of operations of the Company, as of the dates and for the periods indicated, and shall be prepared in accordance with generally accepted accounting principles in all material respects. The Company shall not have, at the Balance Sheet Date, any liabilities of any type, whether absolute or contingent, which were not fully reflected on the Balance Sheet, and, since the Balance Sheet Date, the Company has not incurred or otherwise become subject to any such liabilities or obligations except in the ordinary course of business and as set forth elsewhere herein.

I. Property and Assets. The Company has good and marketable title to all of its properties and assets, including all properties and assets reflected in the Balance Sheet, except those disposed of in the ordinary course of business, and none of such properties or assets is subject to any mortgage, pledge, lien, security interest, lease, charge or encumbrance.

J. Patents and Trademarks. Set forth on Exhibit 2.1J, “CareView Patents, Trademarks, etc.”, is a true and complete list of all patents, patent applications, trademarks, service marks, trademark and service mark applications, trade names, copyrights and licenses presently owned or held by the Company or any or all of the Principals and related to the business of the Company (as currently conducted or anticipated). The Company owns or possesses all of the patents, trademarks, service marks, trade names, copyrights, proprietary rights, trade secrets, and licenses or rights to the foregoing, necessary for the conduct of the Company’s business as conducted and as proposed to be conducted. To the best of the Company’s knowledge, the business proposed by the Company will not cause the Company to infringe or violate any of the patents, trademarks, service marks, trade names, copyrights, licenses, trade secrets or other proprietary rights of any other person or entity.

K. Material Contracts and Obligations. Exhibit 2.1K, “CareView Contracts”, hereto lists all material agreements of any nature to which the Company is a Party or by which it is bound.

L. Compliance. The Company has, in all material respects, complied with all laws, regulations and orders applicable to its present and proposed business and has all materials permits and licenses required hereby.

M. Absence of Changes. Since the Balance Sheet Date, there has been no material adverse change in the condition, financial or otherwise, net worth, prospects or results of operations of the Company.

N. Disclosures. Neither this Agreement nor any Exhibit hereto, nor any report, certificate or instrument furnished to T2 in connection with the transactions contemplated by this Agreement, when read together, contains or will contain any material misstatement of fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading. The Company knows of no information or fact which has or would have a material adverse effect on the financial condition, business or prospects of the Company which has not been disclosed to T2. Each projection furnished to T2 was prepared with due care based on reasonable assumptions and represents the Company’s best estimate of future results based on information available as of the date hereof, and no events have occurred that would require a material change in such assumptions.

O. Thompson Provisions. The Company acknowledges and agrees that but for the Company’s entering into the terms of the Non-Article IV Terms, Thompson and T2 would not have entered into the terms of Article IV, “Thompson Services”. However, the Company warrants and agrees: i) that the performance of the Article IV, “Thompson Services”, and/or any breach thereof by Thompson and/or T2 shall have no legal and/or equitable impact whatsoever on the Non-Article IV Terms of this Agreement; and ii) that a breach of the Non-Article IV Terms of this Agreement by the Company grants Thompson and T2 the right to terminate the Service Period without affecting its/their other rights, claims and/or causes of action against the Company.

However, it is understood by the Parties that T2 has entered into this Agreement, simultaneously with the July 05, 2005 Engagement Letter (“Engagement Letter”) between Company and Akin Gump Strauss Hauer & Feld, L.L.P. (“AG”) as referenced in Exhibit 2.1K, “CareView Contracts”; and neither this Agreement nor the Engagement Letter shall supercede the other, but Thompson’s and/or T2’s termination of the Service

Period as referenced above is grounds for the Company’s termination of the Engagement Letter. But for Tommy Thompson having entered into this Agreement, Company would not have executed the Engagement Letter.

2.2 Representations and Warranties of T2. T2 represents and warrants to the Company as follows:

A. Investment. T2 is acquiring the T2 Interest and the Adjusted Gross Income Interest for its own account for investment and not with a current view to, or currently for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same.

B. Authority. As of the fulfillment or waiver of the Article IV Conditions Subsequent, T2 shall have been ratified with retroactive authority to enter into and perform this Agreement in accordance with its terms as of the date first written above.

C. Authority for Agreement. The execution, delivery and performance of this Agreement shall be duly authorized and ratified by T2 as of the fulfillment or waiver of the Article IV Conditions Subsequent. This Agreement and all other agreements or transactions contemplated within this Agreement shall constitute valid and binding obligations of T2, enforceable against T2 in accordance with their respective terms.

D. Accredited Investor. All of T2’s owners shall be “accredited investors” within the meaning of Rule 501 under the Securities Act and shall be experienced in evaluating and investing in companies such as the Company, and are able to fend for themselves in the transactions contemplated by this Agreement. The initial T2 owners shall be Thompson, Gerald L. Murphy and Dennis M. Langley and/or their family trusts.

ARTICLE III

RIGHTS OF T2

3.1 Come-Along Rights. If at any time prior to an Initial Public Offering, any of the Principals wish to sell any Ownership Interests owned by him/them (the “Selling Party”) to any person or entity (the “Purchaser”), T2 shall have the right, but not the obligation, to offer for sale to the Purchaser, the same proportion of T2 Interest as the proposed sale represents with respect to the total number of Ownership Interests that the Selling Party owns or has the right to acquire pursuant to outstanding options, warrants or convertible securities at the same price per percentage interest and on the same terms and conditions as involved in such sale by the Selling Party. Promptly after receiving an offer to sell Ownership Interests (an “Offer”), the Selling Party shall provide written notice of the Offer to T2. T2 shall notify the Selling Party of its intention as soon as practicable after receipt of the Offer made, but in no event later than 15 days after receipt thereof. The Selling Party and T2, if it exercises its rights under this Section (a “Participating Shareholder”) shall sell to the Purchaser all of the interests proposed to be sold by them at not less than the price per percentage interest and upon other terms and conditions, if any, not more favorable to the Purchaser than those in the Offer provided by the Selling Party as provided above. T2’s rights under this Section shall be assignable to any subsequent purchaser of all or any portion of the T2 Interest.

3.2 Information Rights. The Company will deliver to T2:

A. Within 90 days after the end of each fiscal year, an audited balance sheet of the Company as of the end of such year and audited statements of operations and statements of cash flows and statements of changes in owners’ equity of the Company for such year, (a) prepared in accordance with generally accepted accounting principles consistently applied, and (b) accompanied by (i) an unqualified opinion of an independent accounting firm of recognized national standing and acceptable to the Investors, and (ii) a copy of such firm’s annual management letter to the Board;

B. Within 45 days after the end of each fiscal quarter (other than an end of a fiscal year) of the Company, an unaudited balance sheet of the Company as at the end of such quarter, unaudited statements of operations, statements of cash flows and statements of changes in owners’ equity of the Company for such fiscal quarter and for the current fiscal year to the end of such fiscal quarter and setting forth comparisons to the annual budget and to the corresponding period in the preceding year and providing a narrative of management’s discussion and analysis of the results and prospects;

C. Within 20 days after the end of each calendar month (other than an end of a fiscal year), an unaudited balance sheet of the Company as at the end of the prior month and unaudited statements of operations, statements of cash flows and statements of changes in owners’ equity of the Company for such month and for the current fiscal year to the end of such month;

D. As soon as available, but in any event not later than 30 days after the commencement of each new fiscal year, a business plan that shall contain projected quarterly and annual financial statements and quarterly and annual operating and capital budgets for such upcoming fiscal year, and within 30 days after any monthly period in which there is a material adverse deviation from an annual or quarterly budget, an officer’s certificate explaining the deviation and what actions the Company has taken and proposes to take with respect thereto; and

E. Promptly upon receipt thereof, any additional reports, management letters or other detailed information concerning significant aspects of the Company’s operations and financial affairs given to the Company by its independent accountants (and not otherwise contained in other materials provided hereunder).

T2 (or its representatives) shall have the right upon reasonable notice to inspect and audit any books and records of the Company or any subsidiaries. The inspection and audit will be at the cost of T2. However, if any payment of Adjusted Gross Income Interest is more than 3% less than it should have been, then the Company will pay the additional amount owed, interest at the Prime Rate plus 6 percentage points, and reimburse T2 for the fees and expenses of the audit or inspection.

3.3 Registration Rights. The Company hereby grants T2 certain Registration Rights as more particularly set forth in Exhibit 3.3, “Registration Rights”, the terms of which are incorporated herein.

3.4 Rights of Transferees. Except as otherwise expressly provided herein, the rights and obligations of any Party under this Agreement shall be binding upon the Company, the Principals and T2 and their respective heirs, executors, administrators, legal representatives, successor and assigns.

ARTICLE IV

THOMPSON SERVICES

4.1 Chairman of the Board. Subject to the Article IV Conditions Subsequent, Thompson shall be the Chairman of the Board of the Company, and Thompson’s signature hereof shall constitute his conditional acceptance of such position with the Company, upon the terms and conditions hereinafter set forth in this Article. Thompson shall serve as Company’s Chairman of the Board during the Service Period. Thompson’s responsibilities will be: i) to provide executive services regarding senior level sales and marketing services for Company, including making presentations, speeches and appearances promoting the products of the Company and regarding health care topics to gatherings of senior personnel of the health care industry throughout the United States and in foreign countries; ii) to make follow-up targeted telephone calls and/or meetings regarding major transactions which the Company reasonably believes are necessary to complete material transactions; and iii) to provide other services as mutually agreed upon by the Parties (i, ii and/or iii above being referred to herein as Thompson Article IV Services).

Notwithstanding the foregoing, the Parties acknowledge that in performing services for Company, Thompson shall not be required to provide services which conflict with the following: i) Thompson’s duties relating to other business enterprises, including meetings and/or activities on dates associated with being member of other companies’ Boards of Directors; ii) family and/or personal vacations and holidays; iii) periods of personal or family illness; iv) and other speeches and/or political activities previously scheduled. Moreover, absent Thompson’s voluntary election to do so, Thompson shall not be required to spend more than 25% of his business related time, in his capacity as Chairman of the Board of Directors of the Company and/or otherwise providing services hereunder.

The Service Period shall commence on the date first set forth above and shall end on May 31, 2008 (the Initial Service Period), and thereafter continuing in an evergreen fashion for successive three (3) year periods from June 1 to May 31 (each a Secondary Service Period); unless sooner terminated as provided in Section 4.3, “Termination of Service Period”, hereof, the Service Period may be terminated by either i) the Company or ii) Thompson and T2 at the end of the Service Period or any Secondary Service Period by delivery of a written notice of nonrenewal to the other Party at least ninety (90) days prior to the end of such Service Period or Secondary Service Period, as the case may be. Should Company elect not to renew the Service Period, Company shall pay T2 in a lump sum on the date the Service Period ends two years’ worth of the Annual Base Payment in effect on the date of the end of the Service Period in question.

4.2 Article IV Payments. During the Service Period:

A. Company shall pay T2 as compensation for Thompson Article IV Services pursuant to this Section, an Annual Base Payment of not less than Three Hundred Thousand Dollars ($300,000) of which One Hundred Thousand Dollars will be paid directly to T2 and Two Hundred Thousand Dollars will be paid to AG pursuant to the terms of the Engagement Letter. T2’s Annual Base Payment shall be reviewed at least annually by the governing Board of Company and may be subject to increases at such reviews (but not decreases). As partial consideration for the Annual Base Payment, T2 shall provide and employ at least one person attached to its Kansas City Office (Shawnee, Kansas) for Fifty Thousand, ($50,000) per year, who shall help coordinate Thompson with Company, and with the aide whom shall accompany Thompson, and assist in the services set forth in Subsection D, below.

B. Company shall provide Thompson all rights and benefits which are provided for the Company’s employees and any senior executive. In addition thereto, Company shall provide Thompson directly (not T2) the following benefits at mutually agreeable levels: i) family health insurance coverage; ii) disability insurance; iii) travel by first class, charter and/or private aircraft; iv) a full-time personal aide (as further explained in Subsection 4.2 D below; v) a full-time personal driver to be employed by Company; and vi) an automobile and insurance for such automobile. In addition, Company shall pay all of T2’s and Thompson’s fees and expenses in negotiating, preparing and entering into this Agreement including without limitation, legal fees and expenses, travel, lodging, and meals.

C. Company shall reimburse Thompson and T2 for reasonable expenses incurred by Thompson and T2 while working on Company business, in accordance with the greater of the Company’s normal business expense reimbursement policies or as provided in Section 4.2 B above.

D. The personal aide: i) shall be an employee of Company; ii) shall accompany and assist Thompson as a professional aide in all Thompson’s business endeavors, including those not associated with the Company; ii) shall become professionally versed in Company’s business; iii) shall function as a constant liaison between Thompson and the Company and T2; iv) shall coordinate with Thompson’s schedule vis-à-vis the Company and Thompson Article IV Services hereunder; v) shall brief Company as to relevant data which Thompson has discovered vis-à-vis the Company and/or potential clients; vi) shall coordinate materials, tasks and all other items desirable between Company, T2 and Thompson; and vii) shall be trained and briefed by the Company on an as needed basis; and viii) shall perform any and all other liaison functions between Thompson, the Company and T2, and the Company’s clients on an as needed basis. The aide shall communicate with the Company and T2 ’s Kansas offices daily (Monday through Friday) regarding the above.

4.3 Termination of Service Period. Thompson may be removed as the Chairman of the Board of Directors as provided for by the Company’s governance documents, but the Service

Period and the Thompson Article IV Services may be terminated only as provided in this section and its subsections, to-wit:

A. Immediately upon the death of Thompson, and upon thirty (30) days prior written notice to Thompson, in the event Thompson, by reason of physical or mental Disability, shall be unable to perform a material portion of the services required of Thompson, hereunder for a continuous ninety (90) day period as determined by Thompson’s primary physician.

B. For Cause, which for the purposes of this Article IV, “Thompson Services”, shall mean:

1. a material breach by Thompson of Article IV, “Thompson Services”, of this Agreement which is not cured as provided for in Article V, “Dispute Resolution” and Exhibit 5.1, “Arbitration”.

2. Thompson’s commission of fraud or criminal activity against Company in any material respect or conviction of a felony which significantly impairs the reputation of, or otherwise harms, Company or its subsidiaries.

Cause, as a prerequisite, must be determined to exist by the vote of at least two-thirds (2/3rds) vote of all the Directors of the Board (including Thompson) of the Company, and thereafter is subject to Article V, “Dispute Resolution”, and Exhibit 5.1, “Arbitration”, hereof. Thompson and T2 may terminate the Service Period and the Thompson Article IV Services hereunder if the Company is determined to be in material breach of any term of this Agreement, regardless of whether such breach(s) relate(s) to the provisions of Article IV, “Thompson Services”, or Non-Article IV Terms if Company is found to be in a material breach of any provision(s). Such termination of the Service Period, shall not affect, offset and/or diminish the other damages, causes of actions, claims, etc. which Thompson and/or T2 may have against the Company for any breach of the Non-Article IV Terms by the Company.

C. Notwithstanding anything herein to the contrary, the Non-Article IV Terms of this Agreement shall not be altered or affected in any manner whatsoever by the following: i) the breach of any Thompson Article IV services by Thompson and/or T2, ii) the termination of the Service Period, with or without Cause, by the Company or by Thompson, and/or iii) a determination by the Arbitrator that the Parties are obligated to one another for a breach of any of the terms of Article IV, “Thompson Services”.

4.4 Article IV Conditions Subsequent. Although, Thompson shall serve as the Chairman of the Board of the Company, he shall not be required to provide any of the other Article IV Thompson Services and neither he nor T2 shall commence to receive the Annual Base Payments and/or other payments set forth in Section 4.2, “Article IV Payments”, until the Article IV Conditions Subsequent have either transpired or been waived by the Company, T2 and Thompson. Once the Article IV Conditions Subsequent have been fulfilled, the amount of the Annual Base Payment shall be retroactively applied from March 1, 2005, until the date of the fulfillment of such conditions subsequent, even though Thompson and T2 may not have provided Thompson Article IV Services or any other services during such period.

4.5 Termination of Engagement Letter. It is understood by the Parties that T2 has entered into this Agreement, simultaneously with the July 05, 2005 Engagement Letter (“Engagement Letter”) between Company and Akin Gump Strauss Hauer & Feld, L.L.P. (“AG”) as referenced in Exhibit 2.1K, “CareView Contracts”; and neither this Agreement nor the Engagement Letter shall supercede the other. However, Thompson’s resignation or dismissal as Chairman of the Board of the Company; or Company’s non-renewal of the Service Period as referenced in Section 4.1 “Chairman of the Board”; or Thompson’s removal as the Chairman of the Board of Directors as provided for by the Company’s governance documents or as provided for in Section 4.3 are grounds for the Company’s termination of the Engagement Letter. Should Thompson resign or be terminated from Akin Gump Strauss Hauer & Feld, L.L.P. (“AG”) during the course of this Agreement, and the Company elects to terminate the Engagement Letter, then payments to AG as depicted in the Engagement Letter, will subsequently be transferred as payments to T2 for the remainder of this Agreement. But for Tommy Thompson having entered into this Agreement, Company would not have executed the Engagement Letter.

ARTICLE V

DISPUTE RESOLUTION

5.1 Disputes. Any and all Disputes between or among the Parties shall be resolved by such Parties pursuant to this Article V, “Dispute Resolution”, and Exhibit 5.1, “Arbitration”, the terms of which are incorporated herein.

5.2 Resolution of Purported Breaches by the Parties. In the event a Party believes the other Party is in breach of the terms hereof for any reason(s), it shall provide written notice of such purported breach(es) describing such breach(es) with particularity (in fact and in legal impact) and the purported breaching Party shall be granted thirty (30) days from its actual receipt of such notice to cure said breach(es) if it concurs that the complaint(s) constitutes a breach(s) hereof, and if so cured by the purported breaching Party, the breach(es) shall be deemed to have never occurred. In the event the Parties cannot agree as to whether the complaint(s) constitutes a breach(es) of the terms hereof, or the purported breaching Party does not elect to undertake the expense of resolving the complaint(s), then the Parties agree to submit the facts to an appropriate court pursuant to the subsequent Sections of this Article V, “Dispute Resolution”, and Exhibit 5.1, “Arbitration”. If the court determines any action or inaction of the purported breaching Party in fact constitutes a breach(es) of the terms hereof, then the breaching Party shall have thirty (30) days from the date the court’s decision becomes final to cure said breach(es), and if so cured by the breaching Party, shall be deemed to have never occurred. Unless expressly specified otherwise herein to the contrary, a breaching Party shall only be obligated to the non-breaching Party for said non-breaching Party(s) actual damages (plus Interest thereon from the date of the occurrence or loss) proximately caused by the breach of the Agreement. In no event shall the remedy of termination or cancellation of the Agreement be employed, permitted or decreed; and, unless specified otherwise herein to the contrary, a Party shall not be responsible for punitive or consequential damages for a breach of the Agreement.

Specific performance and other equitable remedies, unless otherwise barred herein are expressly stipulated by the Parties to be with the discretion, authority and purview of the court.

5.3 Payment Cures. The cure of any monetary payment breach shall require the breaching Party to pay the full amount due, plus Interest thereon during the period that the amount due remains unpaid. In the alternative, the Party alleged to be in default may place the disputed amount in an interest-bearing, Third Party escrow account, and the Party(s) ultimately determined to be entitled to such amount shall receive the Interest accrued thereon in such escrow account.

5.4 Governing Law. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of Delaware applicable to agreements made and to be performed entirely within such state, including all matters of enforcement, validity and performance.

ARTICLE VI

MISCELLANEOUS

6.1 Notices. Any Notice required or permitted to be given hereunder shall be in writing shall be: (i) personally delivered; and/or (ii) transmitted by postage pre-paid first class certified United States mail return receipt requested; and/or (iii) transmitted by pre-paid, overnight courier (e.g. FedEx, DHL, UPS, etc . . .). Duplicative notices may be given in writing by: United States mail (not certified and no return receipt), facsimile (fax) and/or e-mail. All Notices and other communications shall be deemed to have been duly given, received and effective on the earlier of: (i) the date of receipt if delivered personally; (ii) the second business day after the date of transmission if by overnight courier; (iii) the date the return receipt is signed by the receiving Party in the case of pre-paid postage; or (iv) the date of actual receipt if the same can be demonstrated by other evidence (including parole evidence). Any Party may unilaterally change its address for purposes hereof by Notice given to the other Party. Notices hereunder shall be directed to the following agents of the Parties at the following addresses:

Company	CareView Communications, L.L.C.
Attn: David E. Webb, President
5000 Legacy Drive, Suite 470
Plano, TX 75024

T2	T2 Consulting, LLC
Attn: Dennis M. Langley
5225 Renner Road
Shawnee, Kansas 66217

Thompson	Tommy G. Thompson
3101 North Hampton Drive, #1611
Alexandria, VA 22302

The following additional contact information is also being provided:

CareView Communications, L.L.C.
Telephone: 972-943-6000
Fax: 972-403-7659
E-mail:	davidw@horizonmc.net
norma.wolfson@horizonmc.net

T2 Consulting, LLC
Telephone: (913) 962-9999
Fax: (913) 962-6517
E-mail: dlangley@e3-llc.com

Tommy G. Thompson
Telephone: 202-494-3486
Fax: 202-756-0274
E-mail: tthompson@logisticshealth.com

6.2 Further Assurances. The Parties hereby agree to execute, acknowledge and deliver to each other any further writings, documents, transfers, acknowledgements, instruments, powers of attorney, authorizations, filings, applications, reports, etc. that may be reasonably required to give full force and effect to the provisions of this Agreement, and to take such further actions reasonably required in fulfillment of obligations set forth herein or in furtherance of the intent hereof.

6.3 Severability. The provisions of this Agreement are severable, so that the invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other term or provision of this Agreement, which shall remain in full force and effect.

6.4 Specific Performance. In addition to any and all other remedies that may be available at law in the event of any breach of this Agreement, T2 shall be entitled to specific performance of the agreements and obligations of the Company hereunder and to such other injunctive or other equitable relief as may be granted by a court of competent jurisdiction.

6.5 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware.

6.6 Amendments. This Agreement constitutes the full and complete agreement of the Parties hereto with respect to the subject matter hereof. This Agreement may be amended, modified, terminated or waived (in any one instance or generally and whether retroactively or prospectively): i) by a writing signed by the Company and T2 regarding Non-Article IV Terms; and ii) if it relates to Article IV, “Thompson Services”, by Thompson, T2, and the Company.

6.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall constitute one Agreement binding on all the Parties hereto and may be executed by facsimile.

6.8 Noncompetition. Each Party and their Affiliated Entities undertakes that it shall not, for so long as it owns any interest in the Company and for a period of twenty-four (24) months after it ceases to own any interest in the Company, solicit or entice away or attempt to solicit or entice away from the Company, the other Party and/or any of their Affiliated Entities any employees, customers or any Person who is or has at any time within thirty six (36) months prior to the date in question been or employee, customer, client, agent or correspondent of, or in the habit of dealing with, the Company.

6.9. Noncircumvention. No Party nor any of their Affiliated Entities shall directly or indirectly circumvent, avoid, bypass, or in any way obviate the Company’s or any other Party’s rights under this Agreement. The terms of this Agreement are binding upon Affiliated Entities of the Party’s to the extent any Affiliated Entity(s) violate(s) or proximately causes a violation of any of the terms of this Agreement. In the event of a violation proximately caused by an Affiliated Entity(s) of any Party, the Party which is affiliated therewith agrees to be pecuniarily liable to the other Party(s) of the Company as if they had directly violated the terms hereof. In the event an Affiliated Entity(s) violates or proximately causes a violation of the terms hereof, the Party, which is affiliated with such Entity shall indemnify and keep the other Party(s) and the Company whole as if it/he had directly violated the terms hereof, and the aggrieved Party(s) shall be entitled to attach and/or to offset the share of any proceeds of such Party under this Agreement. Notwithstanding the above, the Affiliated Entity(s) of any Party shall NOT be liable to any other Party or Company for violations of this Agreement, proximately caused by a Party hereto without the willful, material, in such violation by the Affiliated Entity(s).

Remainder of Page Intentionally Left Blank

IN WITNESS WHEREOF, this Agreement has been executed by the Parties hereto as of the day and year first above written or consent to and ratify as if executed on such date.

THE COMPANY:

CAREVIEW COMMUNICATIONS, L.L.C.

By:	/s/ Henry Burklhalter
Henry Burkhalter
Chairman

Attested by:	/s/ Ronald F. Beck
Ronald F. Beck
President and CEO

Principals of CareView for purposes of assenting to all of the terms hereof and of being bound personally by the terms of the last paragraph of Section 1.2, “Purchase and Sale of Interests”, hereof.

Cazatur Group, LLC

By:	/s/ Henry Burkhalter
Henry Burkhalter
Manager

Recap Group, LLC

By:	/s/ David E. Webb
David E. Webb
Manager

Investsearch Management, LLC

By:	/s/ David E. Webb
David E. Webb
Manager

Investsearch, LLC

By:	/s/ David E. Webb
David E. Webb
Manager

Dozer Man, LLC

By:	/s/ Allen Wheeler
Allen Wheeler
Manager

Beck Financial, Corp.

By:	/s/ Ronald F. Beck
Ronald F. Beck
President

/s/ Tommy G. Thompson
Tommy G. Thompson, Personally, but only for the provisions set forth in Article IV, “Thompson Services”, regarding Thompson Article IV Services

T2 as an Unincorporated Association pending ratification by T2 Consulting, LLC

By:	/s/ Dennis M. Langley
Dennis M. Langley, Member

By:	/s/ Tommy G. Thompson
Tommy G. Thompson, Member

By:	/s/ Gerald L. Murphy
Gerald L. Murphy, Member

RATIFICATION

T2 Consulting, LLC hereby ratifies and accepts the Agreement effective this 24th day of May, 2005, and accepts the liability of T2 pursuant to the Agreement from February 28, 2005, until this ratification date.

T2 Consulting, LLC

By:	/s/ Dennis M. Langley
Dennis M. Langley, Manager

By:	/s/ Tommy G. Thompson
Tommy G. Thompson, Manager

By:	/s/ Gerald L. Murphy
Gerald L. Murphy, Manager

EXHIBIT 1.1

GLOSSARY

Aside from definitions, various Sections and Subsections of this Glossary, Exhibit 1.1 may and shall contain material and substantive contractual terms and expressions of intent. Terms in the singular shall have the same meanings when used in the plural and vice versa, and any gender designation shall refer to all genders. The following terms shall be used throughout the Agreement in accordance with the definitions ascribed to them in this Glossary, to-wit:

AAA means the American Arbitration Association.

Adjusted Gross Income Interest means an income interest in the Company reflecting rights to 5% of (a) all revenue of any type or nature and from whatever source received by the Company and its subsidiaries; less (b) pre-tax , nondebt service, payments to Persons which are not Affiliates or employees of the Company, if any, made in the ordinary course of the Company’s business in the nature of third party, nondebt, cost of goods sold (and not general and administrative expenses) (e.gs., payments to hospitals and programming costs for movies). The Adjusted Gross Income Interest will be paid no later than the 15th day of each calendar month. Payments will be accompanied by a report reasonably acceptable to T2. In the event Thompson should fail to complete the Service Period through to May 31, 2008, by virtue of his death or Disability, then the Adjusted Gross Income Interest shall be reduced to an amount equal to the product of the following formula, to-wit: five percent (5%) multiplied by a fraction, the denominator of which shall be 1095, and the numerator of which shall be the number of days from and including June 1, 2005, through and including the day of Thompson’s death or Disability.

Affiliated Entity or Affiliate shall be deemed affiliated as to each other to the extent: (a) one of the Entities directly or indirectly controls, or is controlled by, the operations of the other, or the direct or indirect control of one of the Entities is exercised by the officers, directors, stockholders, or partners of the other Entity (whether or not such persons exercise such control in their capacities as officers, directors, stockholders, or partners); or (b) one of the Entities directly or indirectly owns, and/or its officers, directors, stockholders or partners (limited or general) directly or indirectly own, a fifteen percent (15%) or greater interest in the capital and/or profits of the other Entity.

Agreement shall mean the “Subscription and Investor Rights Agreement” to which this Glossary is attached as Exhibit 1.1.

Akin Gump Strauss Hauer & Feld, L.L.P. (AG) shall mean the entity referenced in Exhibit 2.1K, “CareView Contracts”.

Annual Base Payment shall be ascribed the meaning given thereto in Subsection A of Section 4.2, “Article IV Payments”.

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Arbitration shall have the meaning operationally ascribed thereto in Article V, “Dispute Resolution” of the Agreement and Exhibit 5.1, “Arbitration”.

Arbitration Act shall mean the Federal Arbitration Act of the United States and any Laws governing Arbitration in effect in the State of Delaware.

Arbitrator means an arbitrator selected in accordance with Exhibit 5.1, “Arbitration”, of the Agreement.

Article IV Conditions Subsequent means that the following two (2) conditions subsequent have occurred: i) the Company shall have received financing and capitalization from Easton Hunt Capital Partners, L.P., Easton Hunt New York, L.P. and/or other Entity reasonably acceptable to T2 which is sufficient (in T2’s judgment) to adequately capitalize the Company, and ii) shall have contracts with two (2) federal hospitals and one (1) private sector hospital.

Cause shall be ascribed the meaning given thereto in Section 4.3, “Termination of Service Period”.

Commission means the Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act.

Company shall mean CareView Communications, L.L.C., a Texas Limited Liability Company.

Disability shall have the meaning ascribed thereto in Subsection A of Section 4.3, “Termination of Service Period”.

Dispute means any claims, disputes and/or other matters in questions arising out of, or relating to this Agreement or the breach hereof.

Engagement Letter means the July 05, 2005 Engagement Letter (“Engagement Letter”) between Company and Akin Gump Strauss Hauer & Feld, L.L.P. (“AG”) as referenced in Exhibit 2.1K, “CareView Contracts”.

Exchange Act means the Securities Exchange Act of 1934, as amended, or any similar Federal statute, and the rules and regulations of the Commission issued under such Act, as they each may, from time to time, be in effect.

Governmental Authority or Governmental Entity shall mean any (and all) juridical and/or governmental body(s), agent(s), agency(s), board(s), commission(s), organization(s), task force(s), staff(s), representative(s), council(s), court(s), tribunal(s), committee(s), panel(s), group(s), body(s), department(s), division(s), person(s), Entity(s), etc. whether at the federal, national, provincial, local, reserve, regional, city, municipal, county, parish level, and/or any other level(s) of government including inter-governmental Entities of any government including, but not limited to any and all legislative, executive, judicial, quasi-judicial, quasi-legislative, and administrative Entity(s) whether they function in an authoritative role, police enforcement function, management capacity, legal capacity, judicial capacity, oversight role, and/or any role, capacity or function whose power and authority is ultimately derived from a government.

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Initial Service Period shall have the meaning ascribed thereto in Section 4.1, “Chairman of the Board”.

Initial Public Offering means the effective date of a Registration Statement covering the Company’s (or its successor’s or subsidiaries) first underwritten public offering of equity securities, resulting in gross proceeds to the Company of at least $10,000,000.

Law shall mean any and all rule(s), by-law(s), law(s), constitution(s), common law(s), statute(s), code(s), regulation(s), ordinance(s), precept(s), practice(s), canon(s), procedure(s), directive(s), order(s), judgment(s), estoppel(s), injunction(s), authoritative statement(s), etc. of any Governmental Authority.

Non-Article IV Terms shall mean any and all terms of the Agreement which are not set forth in Article IV, “Thompson Services”.

Offer shall be ascribed the meaning given thereto in Section 3.1, “Come-Along Rights”.

Ownership Interest means any ownership interest of any Person in the Company.

Participating Shareholder shall be ascribed the meaning given thereto in Section 5 of the Agreement.

Party(s) shall be ascribed the meaning given thereto in the first paragraph of the Agreement as further explained in this definition. The Company and T2 are Parties hereto for all purposes. The principals are Parties hereto i) for the limited purposes of assenting to the terms hereof vis-à-vis the Company, ii) for accepting the pre-incorporation status of T2 and post incorporation ratification hereof by T2, and iii) in contractual privity to T2 for the provisions set forth in the last paragraph of Section 1.2, “Purchase and Sale of Interests”. Thompson is a Party hereto for the limited purpose of the provisions set forth in Article IV, “Thompson Services”.

Person or Entity means any corporation, proprietorship, partnership (general or limited), natural person, trust, estate, foundation, association or any other entity or group.

Prime Rate means the rate of interest set forth from time to time as the Prime Rate in the Wall Street Journal.

Principal(s) shall be ascribed the meaning given thereto in the first paragraph of this Agreement.

Purchaser shall be ascribed the meaning given thereto in Section 3.1, “Come-Along Rights”.

Registration Statement means a registration statement filed by the Company with the Commission for a public offering and sale of securities of the Company (other than a registration statement on Form S-8 or Form S-4, or their successors, or any other similar form, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another corporation).

Registration Expenses means all expenses incurred by the Company in complying with Section 8 of the Agreement, including, without limitation, all registration and filing fees, exchange listing

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fees, printing expenses, fees of accountants for the Company, fees and disbursements of counsel for the Company and the fees and expenses (not in excess of $20,000) of one counsel selected by T2 to represent T2, state blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration, but excluding underwriting discounts, selling commissions or any other brokerage or underwriting fees and expenses.

Registrable Shares means (i) the shares of Common Stock issued or issuable upon conversion of the T2 Interest and (ii) any other securities of the Company or any converted company then owned by T2 or its successors or assigns.

Secondary Service Period shall have the meaning ascribed thereto in Section 4.1, “Chairman of the Board”.

Service Period shall have the mean ascribed to it in Section 4.1, “Chairman of the Board”.

Securities Act means the Securities Act of 1933, as amended, or any similar Federal statute, and the rules and regulations of the Commission issued under such Act, as they each may, from time to time, be in effect.

Selling Party shall be ascribed the meaning given thereto in Section 3.1, “Come-Along Rights”.

T2 is a Party to the Agreement. As of the date of the Agreement, T2 will be an unincorporated association among Thompson, Gerald L. Murphy, Dennis M. Langley and/or their family trusts. As of the date of the fulfillment or waiver of the Article IV Conditions Subsequent, T2 shall be a Delaware limited liability company. The Company and the Principals accept such status of T2 and agree to be bound by the terms of the Agreement to T2 in its incorporated state (i.e. to be bound to Thompson, Gerald L. Murphy, Dennis M. Langley and/or their family trusts), until the formation of T2 as a Delaware limited liability company and thereafter to be bound to T2, as a limited liability company. The official name of T2 as of its formation as a Delaware limited liability company shall be T2 Consulting, LLC. Once T2 has been formed and has ratified this Agreement, Dennis M. Langley, Gerald L. Murphy and/or their family trusts shall be personally released from any and all obligations hereunder, and Thompson shall be personally released from any and all obligations hereunder, except, and only except, those set forth in Article IV, “Thompson Services”.

T2 Approved Recapitalization shall mean any additional capitalization by the Company, approved in writing by T2, which has the effect of diluting T2 Interest. In no event whatsoever, shall the T2 Interest be diluted if the other then existing equity interests of the Principals and the Company are not being diluted proportionately with the T2 Interest. T2 may reject any proposed T2 Approved Recapitalization for any or no reason in its sole and absolute discretion.

T2 Interest shall have the meaning ascribed thereto in Section 1.2, “Purchase and Sale of Interests”.

Third Party means a Person not affiliated with any Party.

Thompson shall mean Tommy G. Thompson.

Thompson Article IV Services shall be ascribed the meaning given thereto in Section 4.1, “Chairman of the Board”.

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EXHIBIT 1.2

OPERATING AGREEMENT OF CAREVIEW

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EXHIBIT 2.1B

CAREVIEW CAPITALIZATION

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EXHIBIT 2.1C

CAREVIEW OWNERS AND DEBTHOLDERS

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EXHIBIT 2.1H

CAREVIEW 2004 FINANCIAL STATEMENTS

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EXHIBIT 2.1J

CAREVIEW PATENTS, TRADEMARKS, ETC.

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EXHIBIT 2.1K

CAREVIEW CONTRACTS

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EXHIBIT 3.3

REGISTRATION RIGHTS

(a). Certain Definitions. As used in this Exhibit 3.3, “T2” means T2 and any Persons or Entities to whom the rights granted under this Section are transferred by T2 and their successors or assigns.

(b). Required Registrations.

(i) At any time after the earlier of (A) December 31, 2007 or the end of the nine-month period commencing on the Initial Public Offering pursuant to a Registration Statement, T2 may request, in writing, that the Company effect a tax-free conversion of the Company into a corporation and the subsequent registration on Form S-1, or if available, Form S-2 (or any successor form) of all or any part of Registrable Shares owned by T2 having an aggregate offering price of at least $500,000 (based on the then current market price or fair value). If T2 intends to distribute the Registrable Shares by means of an underwriting, it shall so advise the Company in their request of such intention and of their selection of an underwriter (which selection shall be subject to the consent of the Company, which consent shall not be unreasonably withheld).

(ii) At any time after the Company becomes eligible to file a Registration Statement on Form S-3 (or any successor form relating to secondary offerings), T2 may request the Company, in writing, to effect the registration on Form S-3 (or such successor form), of Registrable Shares having an aggregate offering price of at least $500,000 (based on the current public market price). Thereupon, the Company shall, as expeditiously as possible, use its best efforts to effect to the registration of all Registrable Shares which the Company has been requested to register.

(iii) The Company shall not be required to effect more than two registrations pursuant to subsection (b)(i) above, but there shall be no numerical limitation on the number of registrations that the Company shall be required to affect pursuant to subsection (b)(ii) above; provided however, only the first three registrations pursuant to subsection (b)(ii) above will be at Company’s expense with additional such registrations to be at the expense of the holders of the shares to be registered.

(iv) If at the time of any request to register Registrable Shares pursuant to this Section, the Company is engaged or has bona fide plans to engage, within 30 days of the time of the request, in a registered public offering as to which T2 may include Registrable Shares pursuant to subsection (b) or is engaged in any other activity which, in the good faith determination of the Board, would be adversely affected by the requested registration to the material detriment of the Company, then the Company may at its option direct that such request be delayed for a period not in excess of three months from the effective date of such offering or the date of commencement of such other material activity, as the case may be.

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(c). Incidental Registration.

(i) Whenever the Company proposes it any time after the Initial Public Offering and from time to time to file a Registration Statement that contemplates the sale of Common Stock and is on a form which would allow registration of the Registrable Shares, it will, prior to such filing, give written notice to T2 of its intention to do so and, upon the written request of T2 given within 10 days after the Company provides such notice, the Company shall use its best efforts to cause all Registrable Shares which the Company has been requested by T2 to be registered under the Securities Act to the extent necessary to permit their sale or other disposition in accordance with the intended methods of distribution specified in the request of T2; provided, however, that the Company shall have the right to postpone or withdraw any registration proposed pursuant to this subsection (d) without obligation to T2.

(ii) In connection with any offering under subsection (c)(i) involving an underwriting, the Company shall not be required to include any Registrable Shares in such underwriting unless the holders thereof accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it, and then only in such quantity as will not, in the opinion of the underwriters, jeopardize the success of the offering by the Company. If in the written opinion of the managing underwriter the registration of all, or part of, the Registrable Shares which the holders have requested to be included would materially and adversely affect such public offering, then the Company shall be required to include in the underwriting only that number of Registrable Shares, if any, which the managing underwriter believes may be sold without causing such material adverse effect, but in no event shall the amount of Registrable Shares included in the offering be reduced below 10% of the total amount of securities included in the offering. If the number of Registrable Shares to be included in the underwriting in accordance with the foregoing is less than the total number of shares which the holders of Registrable Shares have requested to be included, then the holders of Registrable Shares who have requested registration shall participate in the underwriting pro rata based upon the number of Registrable Shares of that the holders have requested to be so included.

(d). Registration Procedures. If and whenever the Company is required by the provisions of this Agreement to use its best efforts to effect the registration of any of the Registrable Shares under the Securities Act, the Company shall:

(i) File with the Commission a Registration Statement with respect to such Registrable Shares and use its best efforts to cause that Registration Statement to become and remain effective;

(ii) As expeditiously as possible prepare and file with the Commission any amendments and supplements to the Registration Statement and the prospectus included in the Registration Statement as may be necessary to keep the Registration Statement effective for a period of not less than 60 days from the effective date;

(iii) As expeditiously as possible furnish to T2 such reasonable numbers of copies of the prospectus, including a preliminary prospectus, in the conformity with the

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requirements of the Securities Act, and such other documents as T2 may reasonably request in order to facilitate the public sale or other disposition of the Registrable Shares owned by T2;

(iv) As expeditiously as possible use its best efforts to register or qualify the Registrable Shares covered by the Registration Statement under the securities or blue sky laws of such states as T2 shall reasonably request, and do any and all other acts and things that may be necessary or desirable to enable T2 to consummate the public sale or other disposition within such states of the Registrable Shares owned by T2; provided, however, that the Company shall not be required in connection with this clause (iv) to qualify as a foreign corporation in any jurisdiction, execute a general consent to service of process in any jurisdiction, or subject itself to taxation in any jurisdiction; and

(v) Use its best efforts to cause the Registrable Shares to be listed on the principal securities exchange on which similar securities of the Company are there listed, if any, if the listing of such shares is then permitted under the rules of such exchange.

If the Company has delivered preliminary or final prospectuses to T2 and after having done so the prospectus is amended to comply with the requirements of the Securities Act, the Company shall promptly notify T2 and, if requested, T2 shall immediately cease making offers of Registrable Shares and return all prospectuses to the Company. The Company shall promptly provide T2 with revised prospectuses and, following receipt of the revised prospectuses and compliance with any related requirements of the Securities Act and any applicable state securities or blue sky laws, T2 shall be free to resume making offers of the Registrable Shares.

(e). Allocation of Expenses. The Company will pay all Registration Expenses of all registrations under this Agreement; provided, however, that if a registration is withdrawn at the request of T2 (other than as a result of information concerning the business or financial condition of the Company which is made known to T2 after the date on which such registration was requested) and if T2 elects not to have such registration counted as a registration requested under subsection (b), T2 shall pay the Registration Expenses of such registration pro rata in accordance with the number of their Registrable Shares included in such registration.

(f). Indemnification.

(i) In the event of any registration of any of the Registrable Shares under the Securities Act pursuant to this Agreement, the Company will indemnify and hold harmless the seller of such Registrable Shares, each underwriter of such Registrable Shares, and each other person, if any, who controls such seller or underwriter within the meaning of the Securities Act or the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which such seller, underwriter or controlling person may become subject under the Securities Act, the Exchange Act, state securities or blue sky laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue

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statement of any material fact contained in any Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, or arise out of or are based upon the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Company will reimburse such seller, underwriter and each such controlling person for any legal or any other expenses reasonably incurred by such seller, underwriter or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon (i) any untrue statement or omission made in such Registration Statement, preliminary prospectus or prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Company, in writing, by or on behalf of such seller, underwriter or controlling person specifically for use in the preparation thereof or (ii) the failure of such seller to delivery copies of the prospectus in the manner required by the Securities Act.

(ii) In the event of any registration of any of the Registrable Shares under the Securities Act pursuant to this Agreement, each seller of Registrable Shares, severally (and not jointly or jointly and severally), will indemnify and hold harmless the Company, each of its directors and officers and each underwriter, if any, and each person, if any, who controls the Company or any such underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which the Company, such directors and officers, underwriter or controlling person may become subject under the Securities Act, Exchange Act, state securities or blue sky laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement or arise out of or are based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, if the statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of such seller, specifically for use in connection with the preparation of such Registration Statement, prospectus, amendment or supplement; provided, however, that, the obligations of a seller hereunder shall be limited to an amount equal to the proceeds to the seller arising from the sale of Registrable Shares as contemplated herein where any such losses, claims, damages or liabilities are not determined to be caused at least primarily by any untrue statement of material fact made by, or any omission to state a material fact by, such Seller.

(iii) Each Party entitled to indemnification under this Section (the “Indemnified Party”) shall give notice to the Party required to provide indemnification (the “Indemnifying Party”) within a reasonable period of time after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit

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the Indemnifying Party to assume the defense of any such claim or any litigation resulting there from; provided, however, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whole approval shall not be withheld unreasonably). The Indemnified Party may participate in such defense at such Party’s expense; provided, however, that the Indemnifying Party shall pay such expense if representation of such Indemnified Party by the counsel retained by time Party would be inappropriate due to actual or potential differing interests between the Indemnified Party and any other Party represented by such counsel in such proceeding. No Indemnifying Party in the defense of any such claim or litigation shall, except with the prior written consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation, and no Indemnified Party shall consent to entry of any judgment or settle such claim or litigation without the prior written consent of the Indemnifying Party.

(g). Indemnification with Respect to Underwritten Offering. In the event that Registrable Shares are sold pursuant to a Registration Statement in an underwritten offering pursuant to subsection (b)(i), the Company agrees to enter into an underwriting agreement containing customary representations and warranties with respect to the business and operations of an issuer of the securities being registered and customary covenants and agreements to be performed by such issuer, including without limitation customary provisions with respect to indemnification by the Company of the underwriters of such offering.

(h). Information by Holder. Each holder of Registrable Shares included in any registration shall furnish to the Company such information regarding such holder and the distribution proposed by such holder as the Company may request in writing if it is required in connection with any registration, qualification or compliance referred to in this Section.

(i). Limitation on Subsequent Registration Rights. The Company shall not, without the prior written consent of T2, enter into any agreement (other than this Agreement) with any holder or prospective holder of any securities of the Company or any assignee or successors which would allow such holder or prospective holder to demand that his securities in the Company or any assignee or successors be registered or that his securities be included in any registration filed under subsection (b) or (c).

(j). Rule 144 Requirements. After the earliest of (i) the closing of the sale of securities of the Company pursuant to a Registration Statement, (ii) the registration by the Company of a class of securities under Section 12 of the Exchange Act or (iii) the issuance by the Company of an offering circular pursuant to Regulation A under the Securities Act, the Company or any assignee or successors agrees to:

(i) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

(ii) Use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company or any assignee or successors under the

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Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

(iii) Furnish to any holder of Registrable Shares upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time after 90 days following the closing of the first sale of securities by the Company pursuant to a Registration Statement), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly reports of the Company, and such other reports and documents of the Company as such holder may reasonably request to avail itself of any similar rule or regulation of the Commission allowing it to sell any such securities without registration.

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EXHIBIT 5.1 ARBITRATION

This Exhibit is to that particular Agreement between CareView and T2 Consulting. The terms of this Exhibit and the Agreement are hereby incorporated into one another. It is the expressed intent of the Parties that any and all Disputes between and among the Parties and their Affiliated Entities (including their officers, directors, shareholders, employees, elected officials, etc.), regardless of the nature thereof, which have not been resolved or cured by the Parties as described in Article V, “Dispute Resolution,” of the Agreement, shall be submitted to Arbitration (pursuant to the terms of the Agreement and this Exhibit thereto) under the applicable Rules and Procedures of Arbitration of the American Arbitration Association (AAA). The Parties further stipulate that the decision or award rendered from said Arbitration will be enforceable under the Federal Arbitration Act of the United States and/or comparable arbitration enforcement laws in the USA.

1. Arbitration Notice. Notice of the demand for Arbitration shall be filed in writing with the other Parties to the Agreement as provided for in Article V, “Dispute Resolution” and with the AAA. The demand for Arbitration shall be made within a reasonable time (not less than ten (10) days and not more than sixty (60) days) after the notice is received. In no event shall notice be given after the date when the institution of legal or equitable proceedings based on such claim, dispute or other matter in question would be barred by the applicable statute of limitations or statute of repose. Notice to each Party shall be given as provided in Section 6.1, “Notices”, of the Agreement.

2. Choosing an Arbitrator. The Parties agree to have one (1) disinterested and independent Arbitrator appointed by the Federal District Court in Kansas City, Kansas to sit during the Arbitration proceedings and render an award thereon. The court appointed Arbitrator shall be an attorney or judge with a background in corporate law and business transactions.

3. Location of Hearing; Language. Actual Arbitration hearings shall take place in the Kansas City Metropolitan Area unless otherwise mutually agreed to, in writing.

4. Discovery. Unless otherwise agreed by the Parties, the Parties will be entitled to conduct discovery prior to the hearing, on a schedule to be agreed to by the Parties or established by the Arbitrator, consisting of production of documents relevant to the Dispute, depositions of witnesses having knowledge relevant to the Dispute, and depositions (and production of reports if prepared) of any expert witness the other Party intends to call at the Arbitration hearing.

5. Presentation of Arguments. Absent the mutual agreement of the Parties to the contrary, all arguments must be presented in no more than thirty (30) days after the start of the Arbitration hearings. Failure to present arguments within the time allotted shall be considered a default only in respect to the matter presented for Arbitration. If any Party so defaults, it hereby agrees to forfeit all other remedies available to it in Law, equity or otherwise for the matter being arbitrated only.

6. Rendering of Award. After each side rests in the Arbitration hearing, the award of the Arbitrator must be rendered in writing within ten (10) days; however, an award rendered extrinsic of such time frame shall be valid and binding on the Parties. If either Party believes the

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award to be ambiguous or unclear in any manner, it shall submit its questions in writing to the Arbitrator and to the other Party which may elect to submit comments on the questions in writing to the Arbitrator and to the questioning Party within ten (10) days, and the Arbitrator shall respond thereto in writing within ten (10) days of their receipt of the later of the questions or the comments on the questions.

7. Remedies and Rules of Construction. In the Arbitration of any Dispute between the Parties hereto the Arbitrator and/or reviewing courts are expressly restricted as follows by the contractual agreement of the Parties:

A. Absent an expressed written statement(s) in the Agreement the terms of the Agreement may not be revised, rewritten or modified by the Arbitrator or reviewing court (such terms can only be interpreted in accordance with the guidelines and directives herein and therein contained). Cy-pres may be invoked only if the Agreement or any of its provisions are determined by a court of proper jurisdiction to be invalid, illegal, but its invocation shall be only for the purpose of carrying out as nearly as possible the intentions of the Parties and of preserving the Parties pecuniary interests via reformation, modification, revision and/or reinstitution.

B. The common law principle of legal construction that the document is to be strictly construed against the drafting Party is expressly waived by the Parties hereto and the Arbitrator is expressly instructed not to apply such principle in his/her deliberations.

C. The Arbitrator must resolve the conflict; i.e., the Arbitrator may not allow the conflict to remain unresolved.

D. The Arbitrator may not deliver an award which is arbitrary, capricious, or which is not supported by substantial evidence, or which revises, rewrites or ignores the terms of this Agreement, and if he/she does so, the award may be submitted for review to a court of proper jurisdiction and venue, which is hereby requested to vacate, overturn, reverse and/or remand the same.

E. The award/decision rendered by the Arbitrator shall be final and conclusive, and the Parties stipulate that legal and/or equitable judgment may be entered upon it in the court having jurisdiction. It is also stipulated and agreed and the specific intent of the Parties hereto that termination of the Agreement shall not be remedy ordered and/or awarded by the Arbitrator, or the court.

F. It is stipulated that this agreement to arbitrate shall be enforceable via specific performance and/or injunctive relief. It is also stipulated and agreed that the Arbitrator in rendering his/her award/decision shall be authorized to order both specific performance, and in the same decision award a Party(s) monetary damages as to the failure of the other Party(s) to perform its previous obligations to the other Party(s).

G. Any Party(s) shall be entitled to the pre and post judgment remedy of attaching or offsetting income or monies in order to pay any amount due or owing to it by the other Party(s) pursuant to the Agreement. If the pre and/or post judgment, self-help remedy of

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attaching or offsetting income is disputed it shall be decided as other Disputes between or among the Parties, with no penalty(s) being awarded for the use of pre and/or post judgment, self-help remedies, even if the use thereof is held to have been in error.

8. Costs of Arbitration. All costs of arbitration shall be borne by the losing Party(s). The losing Party(s) shall be the Party(s) designated as such by the Arbitrator. In the event a Party prevails on certain issues and loses on others, the cost of Arbitration shall be apportioned between the Parties in any manner the Arbitrator orders. Costs of Arbitration include, but are not limited to the following with Interest thereon from the date such expenses are accrued, to wit: i) expenses and fees of the Arbitrator; ii) legal expenses of the Parties during the course of and in preparation for Arbitration and Dispute Resolution and/or involving or enforcing the process Arbitration and Dispute Resolution and/or involving or enforcing the process Arbitration and Dispute Resolution and/or enforcing the decision or judgment of the Arbitrator via legal proceedings; iii) travel and out-of-pocket expenditures of any Party in relation to Arbitration and Dispute Resolution. In the event there is any dispute regarding what constitutes an Arbitration expense or the reasonableness of a particular item of expense submitted, the Arbitrator shall resolve the same.

9. Application of AAA and Federal Arbitration Act. Except as herein provided, the provisions of the AAA and the Federal Arbitration Act shall apply; and wherever and whenever there is a conflict between the provisions of the AAA and the Federal Arbitration Act and the Agreement, the provisions of the relevant Agreement shall prevail.

10. Enforceable at Law and In Equity. It is stipulated that the Parties’ agreement to arbitrate shall be enforceable via specific performance and/or injunctive relief via any proper court with jurisdiction. The award and judgment rendered by the Arbitrator shall be final and conclusive, and the Parties stipulate that legal and/or equitable judgment may be entered upon jurisdiction in accordance with the Federal Arbitration Act in the Federal Courts for the District of Kansas in Kansas City, Kansas.

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